UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2008

Shire Limited
________________________________________________________________________________
(Exact name of registrant as specified in its charter)

Jersey
________________________________________________________________________________
(State or other jurisdiction of incorporation)

0-29630	98-0484822
(Commission File Number)	(IRS Employer Identification No.)

Hampshire International Business Park, Chineham, Basingstoke,
Hampshire RG24 8EP England
________________________________________________________________________________
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code	44 1256 894 000

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.f13e-4(c))

Explanatory Note

As previously announced by the Board of Directors of Shire Limited (“Shire”) on Form 8-K filed December 14, 2007, Form 8-K filed June 10, 2008 and Form 8-K filed June 24, 2008, on June 18, 2008 Angus Russell became Chief Executive Officer and acting Chief Financial Officer until July 1, 2008, when Graham Hetherington joined Shire as Chief Financial Officer and Executive Board Director.  On July 2, 2008, Shire entered into a service agreement with each of Messrs. Russell and Hetherington.  This Form 8-K/A amends those previously filed Form 8-Ks to provide the information required by Item 5.02 (c)(3).

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Under their service agreements, each of Messrs. Russell and Hetherington will be entitled to annual base salary and bonus as follows: Mr. Russell will be entitled to an annual base salary of ₤602,000, inclusive of any directors’ fees payable to him, and a cash target annual bonus under Shire’s annual bonus program of 65% of his annual base salary, subject to a 115% maximum, and a share target annual bonus under Shire’s annual bonus program of 20% of his annual base salary, subject to a 65% maximum.  Mr. Hetherington will be entitled to an annual base salary of ₤400,000, inclusive of any directors’ fees payable to him, and a cash target annual bonus under Shire’s annual bonus program of 55% of his annual base salary, subject to a 100% maximum, and a share target annual bonus under Shire’s annual bonus program of 15% of his annual base salary, subject to a 55% maximum.  If the executive’s employment terminates for any reason, he will be entitled to receive a portion of the bonus he would have received had his employment not terminated, as determined by the Remuneration Committee, calculated as the fraction derived by dividing the period during which the executive was employed during the relevant bonus year by the period of the bonus year.  In addition, both Mr. Russell and Mr. Hetherington will be entitled to specified benefits as senior executives of Shire.

If Shire terminates the employment of the executive without cause, Shire may pay to the executive up to a maximum of twelve monthly payments, unless notice has been given before Shire makes any election to terminate the executive’s employment without cause, in which case the number of monthly payments will be reduced.  The monthly payment will be calculated by dividing the executive’s annual base salary by twelve and adding an amount equal to the sum of (i) an amount decided at the discretion of the Remuneration Committee up to the executive’s target annual bonus, based on 100% achievement of group and personal objectives for the bonus year in which the termination occurs, (ii) an amount equal to one year’s pension contributions and (iii) an amount equal to the cost to Shire of providing the benefits due for the period of notice to the executive, in each case divided by twelve. The executive will be under a duty to seek alternative employment, and if he obtains alternative employment, the monthly payment amount will be appropriately reduced.

Under their service agreements, Messrs. Russell and Hetherington are subject to customary confidentiality, non-competition and non-solicitation restrictive covenants.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused  this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHIRE LIMITED

By:	/s/ Tatjana May
Name: Tatjana May
Title: Company Secretary

Dated: July 9, 2008

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